UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007

ALTRA HOLDINGS, INC.

ALTRA INDUSTRIAL MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33209 333-124944	61-1478870 30-0283143
(State of other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Hayward Street Quincy, Massachusetts 02171

(Address of principal executive offices) (Zip Code)

(617) 328-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Altra Holding, Inc., a Delaware corporation (the “Company”), approved the 2007 compensation for the following executive officers after a review of competitive market data. For the year 2007, the executive officers will receive base salaries as set forth below.

			Percentage
Officer	2006 Base	2007 Base	Increase

Michael L. Hurt	$373,190	$475,000(1)	27.3%
Carl R. Christenson	$273,542	$325,000(1)	18.8%
David A. Wall	$228,750	$250,000(1)	9.3%
Edward L. Novotny	$187,600	$195,000(2)	3.9%
Gerald Ferris	$184,037	$200,000(2)	8.7%

(1)	Increase is retroactive to January 1, 2007.

(2)	Increase is effective June 1, 2007.

The Compensation Committee also approved the 2007 target bonus percentage amounts for the above executive officers. Messrs. Hurt, Christenson, Wall, Novotny and Ferris may be entitled to receive a cash bonus equal to 75%, 60%, 50%, 35% and 50% of their 2007 base salary, respectively, subject to upward or downward adjustment by the Compensation Committee based on their and the Company’s performance in 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA HOLDINGS, INC.

/s/ Michael L. Hurt
Name: Michael L. Hurt
Title: Chief Executive Officer
Date June 12, 2007

ALTRA INDUSTRIAL MOTION, INC

/s/ Michael L. Hurt
Name: Michael L. Hurt
Title: Chief Executive Officer
Date June 12, 2007